1 Third Quarter 2023 Shareholder Letter Garden City, RI

“We are proud to report Shack-level operating profit expansion of 400 bps year-over-year to 20.4% in the third quarter – the second straight quarter with profitability above 20%. Shack sales in the quarter started strong in July and August and softened through September as we returned to more normal seasonality patterns. We also saw headwinds in September from lapping a calendar shift of a successful digital promotion, weather headwinds, and the lap of a strong LTO launch later in the month. October has rebounded strong with SSS of 3.5% driven by digital marketing strategies driving sales and sequentially improving traffic. While we expect some uncertainty in consumer spending, our teams remain focused on our long-term brand strength. We are executing our strategic plan while driving profitable sales and margin expansion going forward. At the same time, we remain focused on growth as we continue to expand our footprint across the globe with 25 total Company-operated and licensed openings in the quarter, “ said Chief Executive Officer, Randy Garutti. “We showed continued progress against our profitability goals in our Shacks and our home office, growing Adjusted EBITDA by more than 80% year-over-year in the third quarter to 13.0% of Total revenue, 430 basis points higher than last year. The macroeconomic and inflationary backdrop remains uncertain. However, we continue to identify and execute opportunities to drive further improvements in sales, profitability and cash flow,” said Chief Financial Officer, Katie Fogertey. Q 3 2 0 2 3 H I G H L I G H T S System-wide Sales $438.9m 24.3% growth year-over-year, led by 25 NSOs system-wide. Same-Shack Sales (SSS) Growth +2.3% led by strong growth in our channels, with ~9% in-Shack SSS and kiosk sales up more than 140% versus last year. Momentum in October accelerated with 3.5% SSS and improving traffic. Shack-level Operating Profit Margin1 20.4% 400 bps higher versus last year, driven by strong execution of our 2023 Strategic Priorities. 2 B U S I N E S S O V E R V I E W 1. Shack-level operating profit, Shack-level operating profit margin, Adjusted EBITDA and Adjusted pro forma net income (loss) are non-GAAP measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. THIRD QUARTER 2023 HIGHLIGHTS: • Total revenue grew 21.2% year-over-year to $276.2m. • Shack sales grew 20.7% year-over-year to $265.0m. • Licensing revenue grew 35.1% year-over-year to $11.2m. • System-wide sales grew 24.3% year-over-year to $438.9m. • Average weekly sales (AWS) grew 1.4% year-over-year to $74k. • Same-Shack sales (SSS) grew 2.3% year-over-year. • Operating income of $5.7m versus operating loss of $4.8m last year. • Shack-level operating profit margin1 of 20.4% of Shack sales, 400 bps improvement year-over-year. • Net income of $8.1m, versus net loss of $2.3m last year. • Adjusted EBITDA1 of $35.8m, up 80.7% year-over-year. • Net income attributable to Shake Shack Inc. of $7.6m, or earnings of $0.19 per diluted share. • Adjusted pro forma net income1 of $7.5m, or earnings of $0.17 per fully exchanged and diluted share. • Opened 10 new domestic Company-operated Shacks, including 4 drive-thrus. Opened 15 new licensed Shacks, including locations in the Bahamas and China.

$73K $76K $73K $77K $74K 3Q22 4Q22 1Q23 2Q23 3Q23 $228M $239M $253M $272M $276M 3Q22 4Q22 1Q23 2Q23 3Q23 402 436 449 471 495 3Q22 4Q22 1Q23 2Q23 3Q23 $353M $364M $395M $426M $439M 3Q22 4Q22 1Q23 2Q23 3Q23 1. We have reclassified certain marketing expenses from Other operating expenses to G&A expenses for the thirteen weeks and thirty-nine weeks ended September 27, 2023. The prior periods have been updated to conform with the current year presentation. The reclassification does not have a material impact on our results. 2. Shack-level operating profit, Shack-level operating profit margin, and Adjusted EBITDA are non-GAAP measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. The Company revised its definition of Adjusted EBITDA to exclude deferred lease costs and executive transition costs as adjustments to the measure. Previously reported periods have been revised to conform to the current period presentation. Total Revenue Adjusted EBITDA2 Average Weekly Sales (AWS) System-wide Shack Count System-wide Sales Q 3 2 0 2 3 H I G H L I G H T S I M P R O V E D R E S T A U R A N T M A R G I N S B Y 4 0 0 B P S A N D G R E W A D J U S T E D E B I T D A B Y > 8 0 % Y E A R - O V E R - Y E A R 3 Total revenue grew 21.2% year-over-year. System-wide sales grew 24.3% year-over-year. AWS trends in 3Q23 were more similar to pre-2020 seasonality patterns compared to 2021 and 2022. System-wide unit count grew 23.1% year-over-year, including versus 3Q22: • 48 new domestic Company-operated Shack openings. • 48 new licensed Shack openings. $20M $20M $28M $37M $36M 3Q22 4Q22 1Q23 2Q23 3Q23 Adjusted EBITDA grew 80.7% year-over-year to 13.0% of Total revenue, a marked improvement versus 8.7% of Total revenue in 3Q22. $36M $44M $45M $55M $54M 16.4% 19.0% 18.3% 21.0% 20.4% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 $55.0 $60.0 3Q22 4Q22 1Q23 2Q23 3Q23 Shack-level Operating Profit1,2 % label indicates Shack-level operating profit margin.1,2 Shack-level operating profit grew 49.6% year-over-year.

4 TO O U R S H A R E H O L D E R S We are proud of our strong third quarter results as we continued to execute our Strategic Priorities: improving staffing, offering a great guest experience, executing better in development, being more profitable in our Shacks, and investing with discipline for strong returns across our business as we continue our robust pace of growth. We recently surpassed 500 Shacks system-wide, double the footprint we had four years ago, after opening 25 new Shacks in the third quarter and an additional 8 total Shacks in the fourth quarter-to-date. We grew third quarter System-wide sales by 24.3% to a record $438.9m, with exciting recent openings and positive SSS in nearly all regions. We grew Shack sales by 20.7% year-over-year, led by strong performance in our newer Shacks and ~9% in-Shack SSS, showing health of our channels, leading to Company-operated SSS of +2.3%. We grew Licensing revenue by 35.1% year-over-year, led by domestic airports and roadsides, and mainland China. Our momentum reaccelerated in October with Company-operated SSS of +3.5% - above seasonal trends - with sequentially improving traffic, aided by directed marketing and promotional activities. We rolled off high single- digit menu price and raised price by ~1%. We have heavily leveraged investments in our home office G&A - keeping flexibility to strategically ramp advertising spend in the coming quarters. We look forward to further opportunities to drive traffic and awareness while still showing overall discipline in G&A spending. Our work today is building on our profitability against continued macro pressures. We are expanding scope and reach of our initiatives, as we achieved 20.4% Shack-level operating profit margin – the highest third quarter margin since 2019 – and 400 bps improvement year-over-year. Simply put, we are not stopping here. As we look to the future, we have a relentless focus on building on a greater scope and depth of improvements across our business. Some important initiatives include: (1) evolving our labor scheduling and guidelines to provide our operators with improved standards to optimize traffic, enhance the guest experience, and grow profitability, (2) identifying more opportunities in our supply chain to reduce the total cost to serve, (3) increasing our marketing investments to drive long-term brand awareness and traffic while still maintaining a commitment to leverage our overall G&A spend as a percentage of Total revenue, and (4) continuing to refine the model and strategy for development, targeting to lower our development costs by about 10% in 2024. Meaningful progress on these items and more will help us to more tightly navigate the lingering uncertainty in the consumer and inflationary backdrop and enhance our already strong cash position over the long-term. Despite continued macroeconomic uncertainty and inflationary pressures, we are on pace to grow Total revenue by approximately 20% in 2023, reach 19.7% - 20.0% Shack-level operating profit margins, and grow FY2023 Adjusted EBITDA by ~70% - 80% year-over-year to $125m - $130m. November 2, 2023 Garden City, RI

2023 STRATEGIC PRIORITIES → 3Q PROGRESS

Recruit, Reward & Retain a Winning Team

We prioritize our people, with continued investments in wages, recruitment and retention to optimize our business.

- Doubled applicant flow since last year.
- Lowest third quarter turnover levels in over 2 years.
- Continued to optimize scheduling and expanded operating hours with added staff.

Focus on the Guest Experience

Create crave-able experiences through operational, digital and culinary excellence.

- Launched LTO and core menu culinary offerings in 3Q23 as we lapped highly successful 2022 HotOnes LTO in late September.
- Continued rollout of improved kiosk ordering experience with added hospitality as our teams deliver food to tables.
- Record performance of Spicy fries LTO.
- Invested in performance marketing to drive traffic.
- Testing mini-shakes, sundaes and other innovations.

Targeted Development Strategy

A balanced portfolio of formats, including drive-thrus, allows us to maximize our potential in each market.

- Opened 10 domestic Company-operated Shacks, including 4 drive-thrus, and 15 licensed Shacks in 3Q23.
- Increased guidance for FY2023 total System-wide NSOs to approximately 80, approximately 40 Company-operated and approximately 40 licensed Shacks.

Improve Shack-level Operating Profit Margins

We are improving Shack profitability by driving sales, optimizing labor, improving off-premise profitability, tactical menu pricing and supply chain initiatives.

- Expanded 3Q23 restaurant margins by 400 bps year-over-year.
- Guided 4Q23 restaurant margins to outperform historical seasonality despite ongoing inflationary pressures.
- Executed against broader scope of opportunities in COGS, labor and training and other areas to build further sales and margin improvements.

Invest with Discipline for Strong Returns

We focus our development, digital and other investments on growth opportunities with strong return potential.

- Leveraged G&A, while growing advertising spend.
- Raised FY2023 Adj. EBITDA guide: $125m - $130m.
- Target to lower 2024 class development cost by ~10%.
- Target to reduce 2024 pre-opening costs by at least 10% per Shack.

5

AWS AND SAME-SHACK SALES[1,2] (SSS)

AWS GROWTH LED BY MENU PRICING AND IN-SHACK GROWTH

Third quarter AWS was $74k, led by in-Shack and kiosk growth and strong recent Shack openings. Our sales performance in August and September was more reflective of historical seasonality patterns compared to recent years, and we continued to face ongoing macroeconomic pressures along with weather headwinds in regions such as NYC and California.



Q3 2023 AWS $74K
$73K
$76K
$73K
$77K
$77K
$76K
$70K
$74K
Total YoY Shack Sales Growth
17%
17%
24%
17%
22%
21%
19%
23%
Third Quarter 2022
Fourth Quarter 2022
First Quarter 2023
Second Quarter 2023
Fiscal July 2023
Fiscal August 2023
Fiscal September 2023
Fiscal October 2023

October AWS improved to $74k, SSS grew 3.5% year-over-year, and traffic was approximately flat driven by marketing investments. Shack sales were up 23% year-over-year in October. Our October strength was driven by a robust marketing and promotional calendar. This was offset by lower price compared to 3Q levels as we rolled off ~7% price taken in October 2022 which was replaced with only ~1%, exiting the month with about 3.5% price.

Same-Shack sales grew 2.3% year-over-year in 3Q23 led by return to in-Shack dining. In-Shack SSS rose by ~9% year-over-year, with positive mix from our kiosk retrofit strategy. Kiosk is our highest margin channel and sales in the quarter rose more than 140% year-over-year.

- **Traffic declined (4.2%); off premise weakness partially offset by positive in-Shack traffic growth.** Third quarter seasonality was more similar to pre-2020 seasonality patterns than the prior three years. We faced added impacts from NSO in-fill, several digital promotions in the third quarter last year, and unfavorable weather.
- **Price/mix grew 6.5%; menu mix and IPC improved from 2Q levels.** Menu price was up HSD, and we had sequential improvements in fry and cold beverage attach trends aided by Spicy fries.

3Q23 SSS[1,2] UP 2.3%, LED BY IN-SHACK UP ~9% Y/Y



Third Quarter 2022
Fourth Quarter 2022
First Quarter 2023
Second Quarter 2023
Third Quarter 2023
6%
3%
3%
6%
5%
(1%)
10%
6%
5%
4%
3%
(1%)
7%
2%
(4%)
Total SSS %
Traffic %
Price/Mix %

SSS[1,2] BY REGION VERSUS PRIOR YEAR

All regions outside of the West, where we faced continued in-fill pressures and weather headwinds, had positive SSS in the quarter.



Third Quarter 2022
Fourth Quarter 2022
First Quarter 2023
Second Quarter 2023
Third Quarter 2023
18%
7%
4%
3%
0%
5%
4%
4%
1%
(3%)
NYC (incl. Manhattan)
South
West
Northeast
Midwest

1. Same-Shack sales, or "SSS", and same-Shack sales growth are key metrics.
2. As a reminder, SSS excludes the impact of closures that are two consecutive days or more, but one day closures and the impact of operating with fewer hours are not excluded.

6

LICENSED BUSINESS GROWTH

Our Licensed Business remains a strong growth opportunity. We grew Licensing revenue by 35.1% year-over-year to $11.2m. Licensing sales[1] grew by 30.1% to $173.9m as we executed well across our regions, in particular domestic airports, and opened 48 new licensed Shacks since 3Q22 with a balanced approach to markets and formats across the globe. FX was a negligible headwind to our sales in the quarter.

In the third quarter, we opened 15 new Shacks with our licensed partners, including our first Shack in the Bahamas, our first Shack in Hainan, China, and four new domestic roadway plaza Shacks. We have opened four more licensed Shacks in the fourth quarter-to-date. Today, with 219 licensed Shacks across domestic and international markets, up 24% versus prior year, we see solid demand to open more Shacks in current and new markets over the long-term.

Despite overall strength in the third quarter, we saw trends slow sequentially especially into August across China as macroeconomic pressures increased. Subsequent to quarter-end, the global geopolitical and macroeconomic outlook has become more uncertain. As a result, we expect short-term pressures to persist throughout the fourth quarter and likely into 2024, but we remain highly confident in the long-term trajectory of our licensed business.

WE GREW LICENSING SALES 30% VERSUS LAST YEAR



Licensing Sales
$133.7M
$134.1M
$150.5M
$164.5M
$173.9M

	3Q22	4Q22	1Q23	2Q23	3Q23
Licensing Sales	$133.7M	$134.1M	$150.5M	$164.5M	$173.9M
YoY Licensing Sales Growth	20%	13%	33%	28%	30%
NSOs	6	13	7	13	15



SHAKE SHACK bar
BURGERS FROZEN CUSTARD FRIES HOT DOGS SODAS
Atlantis, Bahamas



Incheon Airport, Korea



SHAKE SHACK
MixC, Chengdu, China

Fiscal July 2023

New Baltimore Travel Plaza, NY, USA
Taikoo Hui, Guangzhou, China
Ahmadi Park, Al Ahmadi, Kuwait
Atlantis, Bahamas
Metroplaza, Hong Kong

Fiscal August 2023

Raffles City, Shanghai, China
MixC, Chengdu, China
Incheon International Airport (Terminal 1), Incheon, Korea
The Warehouse Mall, Al Ahmadi, Kuwait
Livat, Beijing, China

Fiscal September 2023

Araneta, Manila, Philippines
Whitney Houston Travel Plaza, NJ, USA
Walt Whitman Travel Plaza, NJ, USA
Joyce Kilmer Travel Plaza, NJ, USA
Sanya, Hainan, China

Fiscal October 2023

Angelópolis, Puebla, Mexico
Guadalajara Airport, Guadalajara, Mexico
Haikou, Hainan, China
Mokdong, Seoul, Korea

1. Licensing sales is an operating measure and consists of sales from domestic licensed Shacks and international licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to licensing revenue based on a percentage of sales from domestic and international licensed Shacks, as well as certain up-front fees, such as territory fees and opening fees.

7

8 S H A C K - L E V E L O P E R A T I N G P R O F I T Third quarter Shack-level operating profit1,2 grew 49.6% year-over-year to $54m and Shack-level operating profit margin grew to 20.4% of Shack sales, 400 bps higher than last year. A key pillar of our 2023 Strategic Priorities is improving profitability in our Shacks, and we again showed strong progress against this goal in the third quarter. We achieved material improvement in our margins year-over-year despite macroeconomic and inflationary pressures on our business, including mid-single digit food and paper inflationary pressures with low double-digit increases in beef prices. We expect mid single-digit blended food and paper inflation and low single-digit investments in our teams through the rest of the year. Shack-level costs in the third quarter (covered in more detail on the following pages) are as follows: • Food and paper costs were 29.1% of Shack sales. • Labor and related expenses were 28.8% of Shack sales. • Other operating expenses were 14.1% of Shack sales. • Occupancy and related expenses were 7.7% of Shack sales. We are expanding the scope and reach of our profitability improvement initiatives, including supply chain savings, continued improvements in labor and staffing, progress on kiosk strategy rollouts, and additional strategies to build on throughput and flow- through gains, which we expect will help us to navigate continued challenging macro headwinds. 1. Shack-level operating profit and Shack-level operating profit margin are non-GAAP measures. A reconciliation to the most directly comparable financial measure presented in accordance with GAAP is set forth in the financial details section of this Shareholder Letter. 2. We have reclassified certain marketing expenses from Other operating expenses to G&A expenses for the thirteen weeks and thirty-nine weeks ended September 27, 2023. The prior periods have been updated to conform with the current year presentation. The reclassification does not have a material impact on our results. $36M $44M $45M $55M $54M 3Q22 4Q22 1Q23 2Q23 3Q23 Shack-level Operating Profit1,2 ($) 16.4% 19.0% 18.3% 21.0% 20.4% 3Q22 4Q22 1Q23 2Q23 3Q23 Shack-level Operating Profit Margin1,2 (%) Shack-level operating profit grew 49.6% year-over-year, more than double the rate of our Shack sales growth. Shack-level operating profit margin expanded 400 bps year-over-year.

SHACK-LEVEL OPERATING PROFIT

We expanded our 3Q23 Shack-level operating profit margin by 400 bps year-over-year to 20.4%,[1] our second consecutive quarter over 20% as we showed strong execution against our 2023 plan.

Operational Improvements

- Operational improvement plans across our Shacks, major focuses including:
  - Further increase in operating hours with improved staffing and retention.
  - Deep focus on hourly labor and manager scheduling optimization.
  - Emphasis on T&E discipline as third quarter T&E per Shack was lower by ~30% year-over-year, as we open Shacks in current markets and improve retention.
- Continued focus on programs and strategies to address supply chain, four wall expenses, and development costs to enhance already-in-progress Strategic Priorities.
- As we evolve and grow, we are refining our labor staffing system to best fit the unique needs of each of our Shacks and maximize our sales at optimal labor usage.

Dynamic Labor Scheduling

- Levered labor expenses in the third quarter despite softer traffic as we continue to better align staffing to most up-to-date sales forecasts in our Shacks.
- Our business has reached greater scale and evolved with more kiosks, digital sales, and additional formats among other changes. We are developing new labor modules and refining our standards in staffing and training to further optimize throughput in our Shacks.

Kiosk Retrofits & Driving Adoption

- Kiosk retrofit program is complete and grew kiosk sales by more than 140% year-over-year, making kiosk our largest and fastest growing channel across our Company-owned store base. Kiosk also is our highest margin channel.
- Kiosk average order values are more than high single-digit percent above in-Shack levels, driven by higher items per check and mix.
- Testing further optimization of kiosk experience with new functionality allowing for upsell add-on opportunities and plans call for further integration in the future.

Supply Chain Enhancements

- From adding new vendors, improving paper and packaging standards, optimizing freight and other opportunities, we are executing against several initiatives across our basket. Most of these savings will show in late 4Q23 and into 2024.
- Continued focus on additional cost savings opportunities into 2024 that drive efficiencies as we leverage our increasing scale.

1. We have reclassified certain marketing expenses from Other operating expenses to G&A expenses for the thirteen weeks and thirty-nine weeks ended September 27, 2023. The prior periods have been updated to conform with the current year presentation. The reclassification does not have a material impact on our results.

9

SHACK-LEVEL OPERATING PROFIT
FOOD & PAPER COSTS

Food and paper costs were 29.1% of Shack sales in the third quarter, down 180 bps year-over-year. Food and paper costs rose mid single-digits year-over-year against high single-digit year-over-year menu price. Beef prices rose mid single-digits quarter-over-quarter and increased low double-digits year-over-year. Fry costs rose by more than 15% year-over-year.

Paper and packaging costs decreased low single-digits year-over-year and we expect this trend to continue through the rest of the year. We are using less paper and packaging as we welcome more guests into our Shacks and with new standards around to-go packaging.

COGS as a % of Shack Sales



30.9%
29.5%
29.4%
29.0%
29.1%
3Q22
4Q22
1Q23
2Q23
3Q23

We expect to face continued blended food and paper inflation in 4Q23. While the environment is uncertain, we expect a similar level of inflationary pressure in 4Q23. While there are pockets where our input costs have softened, we are planning for our overall basket to cost more in the fourth quarter compared to the third quarter with added pressure in areas such as fries, dairy, and beef. We expect inflationary pressures to persist into 2024 with notable risk and uncertainty around beef, a key input for our basket which we do not contract.

Food and Paper Inflationary Pressures

Commodities	Basket Range	3Q2023 YoY Actual Inflation	4Q2023 YoY Inflation Outlook*	FY2023 YoY Inflation Outlook*
Beef	~ 25% to 30%[2]	+ LDD %	+ Mid-Teens %	+ MSD % to + HSD %
Total Food[1]	~ 90%[3]	+ MSD %	+ MSD %	+ MSD %
Paper and Packaging	~ 10%[4]	- LSD %	- LSD %	+ LSD %
Blended Food & Paper	**100%**	**+ MSD %**	**+ MSD %**	**+ MSD %**

*Our basket can change due to product and sales channel mix. Additionally, we do not contract many components of our basket, and those that we do have different contracted periods throughout the year. We are providing our current expectations for our basket; however, the blended weight and the individual components are subject to change for a variety of reasons.



Alderwood, WA
SHAKE SH

1. Total Food includes food and beverage.
2. Beef basket range calculated as a % of Total Food.
3. Total Food basket range calculated as a % of Total Blended Food & Paper.
4. Paper & Packaging basket range calculated as a % of Total Blended Food & Paper.

10

SHACK-LEVEL OPERATING PROFIT LABOR, OTHER OPEX & OCCUPANCY

Labor as a % of Shack Sales


29.4%
28.9%
30.4%
28.7%
28.8%
3Q22
4Q22
1Q23
2Q23
3Q23

Labor and related expenses ("Labor") were 28.8% of Shack sales in the third quarter, down 60 bps year-over-year. We expect low single-digit wage inflation for 2023 as we make continued investments in our team members. During the third quarter, we continued our operational improvement plan, with strategies including kiosk retrofits and dynamic labor scheduling to drive further efficiencies in labor.

Other Opex as a % of Shack Sales[1]


15.3%
14.6%
14.3%
13.8%
14.1%
3Q22
4Q22
1Q23
2Q23
3Q23

Other operating expenses ("Other opex") were 14.1% of Shack sales in the third quarter, down 120 bps year-over-year. Other opex as a percentage of Shack sales decreased year-over-year driven by improvements in repairs & maintenance, lower delivery sales mix, and sales leverage. We drove more guests into our own more profitable channels and worked with our operators to identify efficiencies and improve restaurant profitability. We anticipate delivery expenses will increase in the fourth quarter, consistent with seasonality.

Occupancy as a % of Shack Sales


7.9%
7.9%
7.6%
7.6%
7.7%
3Q22
4Q22
1Q23
2Q23
3Q23

Occupancy and related expenses ("Occupancy") were 7.7% of Shack sales in the third quarter, down 20 bps year-over-year. We showed leverage on occupancy and related expenses as our sales growth outpaced this expense.


Something
Good

1. We have reclassified certain marketing expenses from Other operating expenses to G&A expenses for the thirteen weeks and thirty-nine weeks ended September 27, 2023. The prior periods have been updated to conform with the current year presentation. The reclassification does not have a material impact on our results.

11

ADDITIONAL EXPENSES & ADJUSTED EBITDA

G&A Expenses[1,2]



$27M
$32M
$31M
$30M
excl. legal & prof. fees
$32M
$30M
excl. prof. fees
$31M
$31M
excl. severance
3Q22
4Q22
1Q23
2Q23
3Q23

1. FY22 G&A excludes $6.7m of legal expense in FY22; including the legal expense FY22 G&A expense was $120.0m. 1Q23 G&A excludes $1.6m of legal expense and professional fees. 2Q23 excludes $1.7m of professional fees. 3Q23 excludes severance of $0.2m.

Third quarter General and administrative ("G&A") expenses were $30.9m, or $30.7m excluding $0.2m related to severance. Excluding severance, G&A was 11.1% of Total revenue in the quarter, 70 bps lower than last year, and scaled relative to the $438.9m in System-wide sales. We increased our spend on advertising while driving efficiencies in other areas of G&A investments. Our primary investments outside of higher advertising were to support our growth in new Shacks and at the Home Office.

Depreciation and Amortization Expense



$19M
$19M
$21M
$22M
$23M
3Q22
4Q22
1Q23
2Q23
3Q23

Depreciation and amortization expense increased to $23.1m as we opened more Shacks. Our Depreciation and amortization expense increases as we place development and other IT assets into service.

Pre-opening Costs



$3M
$6M
$4M
$6M
$5M
3Q22
4Q22
1Q23
2Q23
3Q23

Pre-opening costs of $5.0m rose 63.4% year-over-year, largely driven by timing as we opened 10 new Shacks in the quarter compared to 2 in 3Q22. We continue to expect annual pre-opening expense to be in-line with guidance and target at least a 10% improvement on pre-opening expense per Shack from 2023 levels in 2024.

Adjusted EBITDA[3]



$20M
$20M
$28M
$37M
$36M
3Q22
4Q22
1Q23
2Q23
3Q23

Adjusted EBITDA grew 80.7% year-over-year to $35.8m, or 13.0% of Total revenue. EBITDA adjustments for 3Q23 totaled $4.8m, consisting of (i) equity-based compensation of $3.7m, (ii) impairments & disposals of $0.5m, (iii) amortization of software implementation costs of $0.4m, and (iv) severance of $0.2m. We are no longer adjusting for deferred lease costs and have adjusted prior periods accordingly.

2. We have reclassified certain marketing expenses from Other operating expenses to G&A expenses for the thirteen weeks and thirty-nine weeks ended September 27, 2023. The prior periods have been updated to conform with the current year presentation. The reclassification does not have a material impact on our results.
3. Adjusted EBITDA is a non-GAAP measure. A reconciliation to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. The Company revised its definition of Adjusted EBITDA to exclude deferred lease costs and executive transition costs as adjustments to the measure. Previously reported periods have been revised to conform to the current period presentation.

12

FINANCIAL OUTLOOK

Fiscal fourth quarter and fiscal year 2023 guidance is derived from preliminary, unaudited results, based on information currently available to the Company, including an assumption of a degree of pressure on the consumer spending landscape and ongoing inflationary headwinds and does not reflect any additional unknown development delays. While the Company believes these estimates are meaningful, they could differ from the actual results that the Company ultimately reports in its Annual Report on Form10-K for the fiscal year ending December 27, 2023.

Q4 2023 Guidance

Domestic Company-operated openings	Approximately 14
Licensed openings	Approximately 5
Total revenue	$276.25m - $281.75m
Licensing revenue	$10.25m - $10.75m
Same-Shack sales versus 2022	+ LSD%
Shack-level operating profit margin	Approximately 19.0%

FY 2023 Guidance

Domestic Company-operated openings	Approximately 40
Licensed openings	Approximately 40
Total revenue	~$1.08b
Licensing revenue	$40.5m - $41.0m
Same-Shack sales versus 2022	+ MSD%
Shack-level operating profit margin	19.7% - 20.0%
General and administrative expenses	$125m - $128m[1,2]
Equity-based compensation	Approximately $16m
Depreciation and amortization expense	$88m - $93m
Pre-opening costs	$17m - $19m
Adjusted EBITDA[3]	$125m - $130m
Adjusted Pro Forma Tax Rate	16% - 18%

FY 2024 Guidance

Domestic Company-operated openings	Approximately 40
Licensed openings	Approximately 40

1. G&A includes approximately $14m of the approximately $16m total Equity-based compensation.
2. G&A guidance excludes $1.6m of legal and professional fees from 1Q23, $1.7m of professional fees from 2Q23, and $0.2m of severance from 3Q23. Including these expenses, G&A guidance would be $128.5m to $131.5m.
3. Adjusted EBITDA is a non-GAAP measure. A reconciliation to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. The Company is not able to reconcile the guided non-GAAP estimates to the most directly comparable GAAP financial measure without unreasonable effort because it is unable to predict, forecast or determine the probable significance of various reconciling items with a reasonable degree of accuracy. Accordingly, the most directly comparable guided GAAP estimates are not provided. The Company revised its definition of Adjusted EBITDA to exclude deferred lease costs and executive transition costs as adjustments to the measure. Previously reported periods have been revised to conform to the current period presentation.

These forward-looking projections are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from these projections. Factors that may cause such differences include those discussed in the Company's Form 10-K for the fiscal year ended December 28, 2022, and our Cautionary Note On Forward-Looking Statements herein.

These forward-looking projections should be reviewed in conjunction with the consolidated financial statements and the section titled "Cautionary Note Regarding Forward-Looking Statements", within the Company's Form 10-K, which form the basis of our assumptions used to prepare these forward-looking projections. You should not attribute undue certainty to these projections, and we undertake no obligation to revise or update any forward-looking information, except as required by law.

13

Definitely the hot chicken and spicy fries w/ ranch 😋😋 GUEST QUOTES

Financial Details & Definitions

C A U T I O N A RY N O T E O N F O R WA R D - L O O K I N G S TAT E M E N T S 16 This presentation contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"), which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact included in this presentation are forward-looking statements, including, but not limited to, the Company's strategic initiatives, expected financial results and operating performance for fiscal 2023, expected development targets, including expected Shack construction and openings, expected same-Shack sales growth, average weekly sales and trends in the Company’s operations, the expansion of the Company’s delivery services, the Company's kiosk, digital, drive-thru and multiple format investments and strategies, full year and Q4 2023 guidance, and statements relating to the impact of COVID-19. Forward-looking statements discuss the Company’s current expectations and projections relating to its financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "estimate," "expect," "forecast," "future," "intend," "outlook," "potential," "preliminary," "project," "projection," "plan," "seek," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other similar expressions. All forward- looking statements are expressly qualified in their entirety by these cautionary statements. Some of the factors which could cause results to differ materially from the Company’s expectations include the continuing impact of the COVID-19 pandemic, including the potential impact of any COVID-19 variants, the Company's ability to develop and open new Shacks on a timely basis, increased costs or shortages or interruptions in the supply and delivery of the Company's products, increased labor costs or shortages, inflationary pressures, the Company's management of its digital capabilities and expansion into new channels including drive-thru, the Company's ability to maintain and grow sales at its existing Shacks, and risks relating to the restaurant industry generally. You should evaluate all forward-looking statements made in this presentation in the context of the risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2022 as filed with the Securities and Exchange Commission ("SEC"). All of the Company's SEC filings are available online at www.sec.gov, www.shakeshack.com or upon request from Shake Shack Inc. The forward-looking statements included in this presentation are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

D E F I N I T I O N S 17 The following definitions, and definitions on the subsequent pages, apply to terms as used in this shareholder letter: "Shack sales" is defined as the aggregate sales of food, beverages, gift card breakage income, and Shake Shack branded merchandise at domestic Company-operated Shacks and excludes sales from licensed Shacks. “System-wide sales” is an operating measure and consists of sales from the Company's domestic Company-operated Shacks, domestic licensed Shacks and international licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to licensing revenue based on a percentage of sales from domestic and international licensed Shacks, as well as certain up-front fees, such as territory fees and opening fees. "Same-Shack sales" or “SSS” represents Shack sales for the comparable Shack base, which is defined as the number of domestic Company-operated Shacks open for 24 full fiscal months or longer. For consecutive days that Shacks were temporarily closed, the comparative period was also adjusted. "Average weekly sales" or “AWS” is calculated by dividing total Shack sales by the number of operating weeks for all Shacks in operation during the period. For Shacks that are not open for the entire period, fractional adjustments are made to the number of operating weeks open such that it corresponds to the period of associated sales. “Adjusted pro forma net income," a non-GAAP measure, represents Net income (loss) attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring and other items that the Company does not believe directly reflect its core operations and may not be indicative of the Company’s recurring business operations. “EBITDA,” a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit), and Depreciation and amortization expense. “Adjusted EBITDA,” a non-GAAP measure, is defined as EBITDA (as defined above), excluding equity-based compensation expense, Impairment and loss on disposal of assets, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations. “Adjusted EBITDA margin,” a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit) and Depreciation and amortization expense, which also excludes equity-based compensation expense, Impairment and loss on disposal of assets, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations, as a percentage of Total revenue. “Shack-level operating profit,” a non-GAAP measure, also referred to as restaurant profit, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses. "Shack-level operating profit margin," a non-GAAP measure, also referred to as restaurant margin, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales.

DEVELOPMENT HIGHLIGHTS

	Thirteen Weeks Ended	
	September 27, 2023	September 28, 2022
Shacks in the comparable base	202	171
Shack counts (at end of period):		
System-wide total	495	402
Domestic Company-operated	280	232
Licensed total	215	170
Domestic Licensed	39	30
International Licensed	176	140

Development Highlights

During the third quarter of 2023, we opened ten new domestic Company-operated Shacks and fifteen new licensed Shacks. Below are Shacks opened during the third quarter of 2023.

Location	Type	Opening Date
New Baltimore, NY — New Baltimore Travel Plaza	Domestic Licensed	6/29/2023
Culver City, CA — Downtown Culver City	Domestic Company-operated	7/5/2023
North Wales, PA — Montgomeryville	Domestic Company-operated	7/6/2023
Los Angeles, CA — Koreatown	Domestic Company-operated	7/12/2023
Guangzhou, China — Taikoo Hui	International Licensed	7/15/2023
Al Ahmadi, Kuwait — Ahmadi Park	International Licensed	7/16/2023
Paradise Island, Bahamas — Atlantis	International Licensed	7/20/2023
Hong Kong, China — Metroplaza	International Licensed	7/22/2023
Houston, TX — Katy Freeway	Domestic Company-operated	7/25/2023
San Marcos, TX — San Marcos	Domestic Company-operated	7/27/2023
Shanghai, China — Raffles City	International Licensed	7/28/2023
Chengdu, China — MixC	International Licensed	7/28/2023
Cranston, RI — Garden City	Domestic Company-operated	8/8/2023
Oceanside, NY — Oceanside	Domestic Company-operated	8/13/2023
Incheon, South Korea — Incheon International	International Licensed	8/14/2023
Al Ahmadi, Kuwait — The Warehouse Mall	International Licensed	8/16/2023
Beijing, China — Livat	International Licensed	8/19/2023
New York, NY — Lower East Side	Domestic Company-operated	8/25/2023
Manila, Philippines — Araneta	International Licensed	8/25/2023
Union, NJ — Whitney Houston Travel Area	Domestic Licensed	8/30/2023
Lynnwood, WA — Alderwood Mall	Domestic Company-operated	9/5/2023
Riverton, UT — Mountain View Village	Domestic Company-operated	9/11/2023
Cherry Hill, NJ — Walt Whitman Travel Plaza	Domestic Licensed	9/14/2023
East Brunswick, NJ — Joyce Kilmer Travel Plaza	Domestic Licensed	9/22/2023
Hainan, China — Sanya	International Licensed	9/23/2023

18

B A L A N C E S H E E T S ( U N A U D I T E D ) 19 September 27, December 28, 2023 2022 ASSETS Current assets: Cash and cash equivalents 190,020$ 230,521$ Marketable securities 94,957 80,707 Accounts receivable, net 13,889 13,877 Inventories 4,608 4,184 Prepaid expenses and other current assets 19,762 14,699 Total current assets 323,236 343,988 Property and equipment, net of accumulated depreciation of $353,303 and $290,362 respectively 525,557 467,031 Operating lease assets 397,870 367,488 Deferred income taxes, net 302,156 300,538 Other assets 16,037 15,817 TOTAL ASSETS 1,564,856$ 1,494,862$ LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities: Accounts payable 21,251$ 20,407$ Accrued expenses 47,630 47,945 Accrued wages and related liabilities 18,164 17,576 Operating lease liabilities, current 47,610 42,238 Other current liabilities 17,522 19,552 Total current liabilities 152,177 147,718 Long-term debt 245,375 244,589 Long-term operating lease liabilities 463,370 427,227 Liabilities under tax receivable agreement, net of current portion 235,614 234,893 Other long-term liabilities 26,322 20,687 Total liabilities 1,122,858 1,075,114 Commitments and contingencies Stockholders' equity: Preferred stock, no par value—10,000,000 shares authorized; none issued and outstanding as of September 27, 2023 and December 28, 2022. - - Class A common stock, $0.001 par value—200,000,000 shares authorized; 39,466,268 and 39,284,998 shares issued and outstanding as of September 27, 2023 and December 28, 2022, respectively. 39 39 Class B common stock, $0.001 par value—35,000,000 shares authorized; 2,834,513 and 2,869,513 shares issued and outstanding as of September 27, 2023 and December 28, 2022, respectively. 3 3 Additional paid-in capital 423,811 415,611 Accumulated deficit (7,496) (20,537) Accumulated other comprehensive loss (3) - Total stockholders' equity attributable to Shake Shack, Inc. 416,354 395,116 Non-controlling interests 25,644 24,632 Total equity 441,998 419,748 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY 1,564,856$ 1,494,862$ (in thousands, except share and per share amounts)

STATEMENTS OF INCOME (LOSS) (UNAUDITED)

(in thousands, except per share amounts)	Thirteen Weeks Ended September 27, 2023		Thirteen Weeks Ended September 28, 2022		Thirty-Nine Weeks Ended September 27, 2023		Thirty-Nine Weeks Ended September 28, 2022	
Shack sales	$ 264,980	95.9%	$ 219,501	96.4%	$ 771,044	96.2%	$ 639,346	96.6%
Licensing revenue	11,227	4.1%	8,313	3.6%	30,246	3.8%	22,611	3.4%
TOTAL REVENUE	276,207	100.0%	227,814	100.0%	801,290	100.0%	661,957	100.0%
Shack-level operating expenses(1):								
Food and paper costs	77,180	29.1%	67,774	30.9%	224,752	29.1%	193,645	30.3%
Labor and related expenses	76,233	28.8%	64,638	29.4%	225,655	29.3%	190,954	29.9%
Other operating expenses(2)	37,307	14.1%	33,680	15.3%	108,352	14.1%	96,002	15.0%
Occupancy and related expenses	20,300	7.7%	17,337	7.9%	58,684	7.6%	50,270	7.9%
General and administrative expenses(2)	30,939	11.2%	26,931	11.8%	93,726	11.7%	87,804	13.3%
Depreciation and amortization expense	23,130	8.4%	18,647	8.2%	66,704	8.3%	53,589	8.1%
Pre-opening costs	4,969	1.8%	3,041	1.3%	14,103	1.8%	8,576	1.3%
Impairment and loss on disposal of assets	492	0.2%	592	0.3%	2,098	0.3%	1,697	0.3%
TOTAL EXPENSES	270,550	98.0%	232,640	102.1%	794,074	99.1%	682,537	103.1%
INCOME (LOSS) FROM OPERATIONS	5,657	2.0%	(4,826)	(2.1)%	7,216	0.9%	(20,580)	(3.1)%
Other income, net	3,441	1.2%	1,482	0.7%	9,505	1.2%	1,731	0.3%
Interest expense	(433)	(0.2)%	(475)	(0.2)%	(1,241)	(0.2)%	(1,145)	(0.2)%
INCOME (LOSS) BEFORE INCOME TAXES	8,665	3.1%	(3,819)	(1.7)%	15,480	1.9%	(19,994)	(3.0)%
Income tax expense (benefit)	529	0.2%	(1,508)	(0.7)%	1,743	0.2%	(5,098)	(0.8)%
NET INCOME (LOSS)	8,136	2.9%	(2,311)	(1.0)%	13,737	1.7%	(14,896)	(2.3)%
Less: Net income (loss) attributable to non-controlling interests	509	0.2%	(287)	(0.1)%	696	0.1%	(1,522)	(0.2)%
NET INCOME (LOSS) ATTRIBUTABLE TO SHAKE SHACK INC.	$ 7,627	2.8%	$ (2,024)	(0.9)%	$ 13,041	1.6%	$ (13,374)	(2.0)%
Earnings (loss) per share of Class A common stock:								
Basic	$ 0.19		$ (0.05)		$ 0.33		$ (0.34)	
Diluted	$ 0.19		$ (0.05)		$ 0.31		$ (0.34)	
Weighted-average shares of Class A common stock outstanding:								
Basic	39,460		39,274		39,402		39,221	
Diluted	43,978		39,274		43,884		39,221	

(1) As a percentage of Shack sales.

(2) The Company has reclassified certain marketing expenses from Other operating expenses to G&A expenses for the thirteen and thirty-nine weeks ended September 27, 2023. The prior periods have been updated to conform with the current year presentation. The reclassification does not have a material impact on our results.

20

September 27, September 28, (in thousands) 2023 2022 OPERATING ACTIVITIES Net income (loss) (including amounts attributable to non-controlling interests) 13,737$ (14,896)$ Adjustments to reconcile net income (loss) to net cash provided by operating activities Depreciation and amortization expense 66,704 53,589 Amortization of debt issuance costs 786 786 Amortization of cloud computing asset 1,320 1,080 Non-cash operating lease cost 49,775 43,159 Equity-based compensation 11,220 10,155 Deferred income taxes 7,092 12,215 Non-cash interest expense 94 181 Gain on sale of equity securities (81) — Net amortization of discount on held-to-maturity securities (939) — Impairment and loss on disposal of assets 2,098 1,697 Unrealized loss on equity securities — 400 Changes in operating assets and liabilities: Accounts receivable (12) 1,840 Inventories (424) (146) Prepaid expenses and other current assets (3,056) (4,767) Other assets (4,750) (5,966) Accounts payable (5,064) (2,069) Accrued expenses (6,424) (17,783) Accrued wages and related liabilities 555 3,052 Other current liabilities (2,757) 4,376 Operating lease liabilities (41,725) (32,558) Other long-term liabilities 2,442 (10) NET CASH PROVIDED BY OPERATING ACTIVITIES 90,591 54,335 INVESTING ACTIVITIES Purchases of property and equipment (113,033) (94,797) Purchases of held-to-maturity securities (94,019) — Purchases of equity securities (690) (415) Sales of equity securities 81,478 — NET CASH USED IN INVESTING ACTIVITIES (126,264) (95,212) FINANCING ACTIVITIES Payments on principal of financing leases (2,383) (2,260) Distributions paid to non-controlling interest holders (131) (389) Proceeds from stock option exercises 631 334 Employee withholding taxes related to net settled equity awards (2,942) (2,214) NET CASH USED IN FINANCING ACTIVITIES (4,825) (4,529) Effect of exchange rate changes on cash and cash equivalents (3) (2) DECREASE IN CASH AND CASH EQUIVALENTS (40,501) (45,408) CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD 230,521 302,406 CASH AND CASH EQUIVALENTS AT END OF PERIOD 190,020$ 256,998$ Thirty-Nine Weeks Ended C A S H F L O W S TAT E M E N T S ( U N A U D I T E D ) 21

S H A C K - L E V E L O P E R AT I N G P R O F I T D E F I N I T I O N S 22 Shack-Level Operating Profit Shack-level operating profit, a non-GAAP measure, also referred to as restaurant profit, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses. Shack-level Operating Profit Margin Shack-level operating profit margin, a non-GAAP measure, also referred to as restaurant margin, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales. How This Measure Is Useful When used in conjunction with GAAP financial measures, Shack-level operating profit and Shack-level operating profit margin are supplemental measures of operating performance that the Company believes are useful measures to evaluate the performance and profitability of its Shacks. Additionally, Shack-level operating profit and Shack-level operating profit margin are key metrics used internally by management to develop internal budgets and forecasts, as well as assess the performance of its Shacks relative to budget and against prior periods. It is also used to evaluate employee compensation as it serves as a metric in certain performance-based employee bonus arrangements. The Company believes presentation of Shack-level operating profit and Shack- level operating profit margin provides investors with a supplemental view of its operating performance that can provide meaningful insights to the underlying operating performance of the Shacks, as these measures depict the operating results that are directly impacted by the Shacks and exclude items that may not be indicative of, or are unrelated to, the ongoing operations of the Shacks. It may also assist investors to evaluate the Company's performance relative to peers of various sizes and maturities and provides greater transparency with respect to how management evaluates the business, as well as the financial and operational decision- making. Limitations of the Usefulness of this Measure Shack-level operating profit and Shack-level operating profit margin may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of Shack-level operating profit and Shack-level operating profit margin is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Shack-level operating profit excludes certain costs, such as General and administrative expenses and Pre-opening costs, which are considered normal, recurring cash operating expenses and are essential to support the operation and development of the Company's Shacks. Therefore, this measure may not provide a complete understanding of the Company's operating results as a whole and Shack-level operating profit and Shack-level operating profit margin should be reviewed in conjunction with the Company’s GAAP financial results. A reconciliation of Shack-level operating profit to operating income (loss), the most directly comparable GAAP financial measure, is set forth on next slide.

SHACK-LEVEL OPERATING PROFIT

(dollar amounts in thousands)	Thirteen Weeks Ended September 27, 2023	Thirteen Weeks Ended September 28, 2022	Thirty-Nine Weeks Ended September 27, 2023	Thirty-Nine Weeks Ended September 28, 2022
Income (loss) from operations	$ 5,657	$ (4,826)	$ 7,216	$ (20,580)
Less:				
Licensing revenue	11,227	8,313	30,246	22,611
Add:				
General and administrative expenses[1]	30,939	26,931	93,726	87,804
Depreciation and amortization expense	23,130	18,647	66,704	53,589
Pre-opening costs	4,969	3,041	14,103	8,576
Impairment and loss on disposal of assets	492	592	2,098	1,697
Shack-level operating profit	$ 53,960	$ 36,072	$ 153,601	$ 108,475
Total revenue	$ 276,207	$ 227,814	$ 801,290	$ 661,957
Less: Licensing revenue	11,227	8,313	30,246	22,611
Shack sales	$ 264,980	$ 219,501	$ 771,044	$ 639,346
Shack-level operating profit margin[2,3]	20.4%	16.4%	19.9%	17.0%

(1) Certain marketing expenses have been reclassified from Other operating expenses to General and administrative expenses in the prior year to conform with the current year presentation. The reclassification does not have a material impact on our results.

(2) For the thirty-nine weeks ended September 28, 2022, Shack-level operating profit margin includes a $1,281 cumulative catch-up adjustment for gift card breakage income, recognized in Shack sales.

(3) As a percentage of Shack sales.

23

EBITDA and Adjusted EBITDA EBITDA, a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit) and Depreciation and amortization expense. Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA (as defined above) excluding equity-based compensation expense, Impairment and loss on the disposal of assets, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations. In the first quarter of 2023, the Company revised its definition of Adjusted EBITDA to exclude deferred lease costs and executive transition costs as adjustments to the measure. The Company believes excluding both of these items improves the usefulness of Adjusted EBITDA as these items are characteristic of the Company’s ongoing operations and such presentation is consistent with other companies in the restaurant industry. Previously reported periods have been revised to conform to the current period presentation. How These Measures Are Useful When used in conjunction with GAAP financial measures, EBITDA and adjusted EBITDA are supplemental measures of operating performance that the Company believes are useful measures to facilitate comparisons to historical performance and competitors' operating results. Adjusted EBITDA is a key metric used internally by management to develop internal budgets and forecasts and also serves as a metric in its performance-based equity incentive programs and certain bonus arrangements. The Company believes presentation of EBITDA and adjusted EBITDA provides investors with a supplemental view of the Company's operating performance that facilitates analysis and comparisons of its ongoing business operations because they exclude items that may not be indicative of the Company's ongoing operating performance. Limitations of the Usefulness of These Measures EBITDA and adjusted EBITDA may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of EBITDA and adjusted EBITDA is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA and adjusted EBITDA exclude certain normal recurring expenses. Therefore, these measures may not provide a complete understanding of the Company's performance and should be reviewed in conjunction with the GAAP financial measures. A reconciliation of EBITDA and adjusted EBITDA to Net income (loss), the most directly comparable GAAP measure, is set forth on next slide. A DJ U S T E D E B I T D A D E F I N I T I O N S 24

ADJUSTED EBITDA

(dollar amounts in thousands)	Thirteen Weeks Ended September 27, 2023	Thirteen Weeks Ended September 28, 2022	Thirty-Nine Weeks Ended September 27, 2023	Thirty-Nine Weeks Ended September 28, 2022
Net income (loss)	$ 8,136	$ (2,311)	$ 13,737	$ (14,896)
Depreciation and amortization expense	23,130	18,647	66,704	53,589
Interest expense, net	(845)	475	(164)	1,145
Income tax expense (benefit)	529	(1,508)	1,743	(5,098)
EBITDA	30,950	15,303	82,020	34,740
Equity-based compensation	3,691	3,515	11,425	10,155
Amortization of cloud-based software implementation costs	440	397	1,320	1,080
Impairment and loss on disposal of assets	492	592	2,098	1,697
Legal settlements	-	-	1,004	6,750
Severance	211	-	211	-
Gift card breakage cumulative catch-up adjustment	-	-	-	(1,281)
Other[1]	-	-	2,321	-
Adjusted EBITDA	$ 35,784	$ 19,807	$ 100,399	$ 53,141
Adjusted EBITDA margin[2]	13.0%	8.7%	12.5%	8.0%

(1) Related to professional fees for a non-recurring matter.

(2) Calculated as a percentage of Total revenue, which was $276.2 million and $801.3 million for the thirteen and thirty-nine weeks ended September 27, 2023, respectively, and $227.8 million and $662.0 million for the thirteen and thirty-nine weeks ended September 28, 2022, respectively.

25

Adjusted Pro Forma Net Income (Loss) and Adjusted Pro Forma Earnings (Loss) Per Fully Exchanged and Diluted Share Adjusted pro forma net loss represents Net loss attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring items that the Company does not believe are directly related to its core operations and may not be indicative of recurring business operations. Adjusted pro forma loss per fully exchanged and diluted share is calculated by dividing adjusted pro forma net loss by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding LLC Interests, after giving effect to the dilutive effect of outstanding equity-based awards. In the first quarter of 2023, the Company revised its definition of Adjusted Pro Forma Net Income to exclude executive transition costs as an adjustment to the measure. Previously reported periods have been revised to conform to the current period presentation. See "EBITDA and Adjusted EBITDA" above for additional information. How These Measures Are Useful When used in conjunction with GAAP financial measures, adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding LLC Interests, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in Net income (loss) attributable to Shake Shack Inc. driven by increases in its ownership of SSE Holdings, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance. Limitations of the Usefulness of These Measures Adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share should not be considered alternatives to Net income (loss) and earnings (loss) per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the Net income (loss) attributable to Shake Shack Inc. Adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share should be evaluated in conjunction with GAAP financial results. A DJ U S T E D P R O F O R M A N E T I N C O M E ( L O S S ) A N D I N C O M E ( L O S S ) P E R S H A R E D E F I N I T I O N S 26

ADJUSTED PRO FORMA NET INCOME (LOSS) AND INCOME (LOSS) PER SHARE

(in thousands, except per share amounts)	Thirteen Weeks Ended September 27, 2023	Thirteen Weeks Ended September 28, 2022	Thirty-Nine Weeks Ended September 27, 2023	Thirty-Nine Weeks Ended September 28, 2022
Numerator:				
Net income (loss) attributable to Shake Shack Inc.	$ 7,627	$ (2,024)	$ 13,041	$ (13,374)
Adjustments:				
Reallocation of Net income (loss) attributable to non-controlling interests from the assumed exchange of LLC Interests[(1)]	509	$ (287)	696	(1,522)
Legal settlements	-	-	1,004	6,750
Gift card breakage cumulative catch-up adjustment	-	-	-	(1,281)
Severance	211	-	211	-
Other[(2)]	-	-	2,321	-
Tax impact of above adjustments[(3)]	(810)	(11)	(2,146)	(922)
Adjusted pro forma net income (loss)	$ 7,537	$ (2,322)	$ 15,127	$ (10,349)
Denominator:				
Weighted-average shares of Class A common stock outstanding—diluted	43,978	39,274	43,884	39,221
Adjustments:				
Assumed exchange of LLC Interests for shares of Class A common stock[(1)]	-	2,871	-	2,899
Adjusted pro forma fully exchanged weighted-average shares of Class A common stock outstanding—diluted	43,978	42,145	43,884	42,120
Adjusted pro forma earnings (loss) per fully exchanged share—diluted	$ 0.17	$ (0.06)	$ 0.34	$ (0.25)

	Thirteen Weeks Ended September 27, 2023	Thirteen Weeks Ended September 28, 2022	Thirty-Nine Weeks Ended September 27, 2023	Thirty-Nine Weeks Ended September 28, 2022
Earnings (loss) per share of Class A common stock—diluted	$ 0.19	$ (0.05)	$ 0.31	$ (0.34)
Assumed exchange of LLC Interests for shares of Class A common stock[(1)]	-	-	-	(0.01)
Non-GAAP adjustments[(4)]	(0.02)	(0.01)	0.03	0.10
Adjusted pro forma earnings (loss) per fully exchanged share—diluted	$ 0.17	$ (0.06)	$ 0.34	$ (0.25)

(1) Assumes the exchange of all outstanding LLC Interests for shares of Class A common stock, resulting in the elimination of the non-controlling interest and recognition of the net income (loss) attributable to non-controlling interests.

(2) Related to professional fees for a non-recurring matter.

(3) Represents the tax effect of the aforementioned adjustments and pro forma adjustments to reflect corporate income taxes at assumed effective tax rates of 15.1% and 20.5% for the thirteen and thirty-nine weeks ended September 27, 2023, respectively, and 39.2% and 28.8% for the thirteen and thirty-nine weeks ended September 28, 2022, respectively. Amounts include provisions for U.S. federal income taxes, certain LLC entity-level taxes and foreign withholding taxes, assuming the highest statutory rates apportioned to each applicable state, local and foreign jurisdiction.

(4) Represents the per share impact of non-GAAP adjustments for each period. Refer to the reconciliation of Adjusted pro forma net income (loss) above, for additional information.

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Adjusted Pro Forma Effective Tax Rate Adjusted pro forma effective tax rate represents the effective tax rate assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring items that the Company does not believe are directly related to its core operations and may not be indicative of its recurring business operations. How This Measure Is Useful When used in conjunction with GAAP financial measures, adjusted pro forma effective tax rate is a supplemental measure of operating performance that the Company believes is useful to evaluate its performance period over period and relative to its competitors. By assuming the full exchange of all outstanding LLC Interests, the Company believes this measure facilitates comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in effective tax rate driven by increases in its ownership of SSE Holdings, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance. Limitations of the Usefulness of this Measure Adjusted pro forma effective tax rate may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma effective tax rate should not be considered an alternative to effective tax rate, as determined under GAAP. While this measure is useful in evaluating the Company's performance, it does not account for the effective tax rate attributable to the non-controlling interest holders and therefore does not provide a complete understanding of effective tax rate. Adjusted pro forma effective tax rate should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma effective tax rate, the most directly comparable GAAP measure, is set forth on next slide. A DJ U S T E D P R O F O R M A E F F E C T I V E TA X R AT E D E F I N I T I O N S 28

2023 ADJUSTED PRO FORMA EFFECTIVE TAX RATE

(dollar amounts in thousands)	Thirteen Weeks Ended September 27, 2023 Income Tax Expense (Benefit)	Thirteen Weeks Ended September 27, 2023 Income (Loss) Before Income Taxes	Thirteen Weeks Ended September 27, 2023 Effective Tax Rate	Thirty-Nine Weeks Ended September 27, 2023 Income Tax Expense (Benefit)	Thirty-Nine Weeks Ended September 27, 2023 Income Before Income Taxes	Thirty-Nine Weeks Ended September 27, 2023 Effective Tax Rate
As reported	$ 529	$ 8,665	6.1%	$ 1,743	$ 15,480	11.3%
Non-GAAP adjustments (before tax):						
Legal settlement	-	-	-	-	1,004	-
Executive separation agreement	-	211	-	-	211	-
Professional Fees for a non-recurring matter	-	-	-	-	2,321	-
Tax effect of non-GAAP adjustments and assumed exchange of outstanding LLC Interests	810	-	-	2,146	-	-
Adjusted pro forma	$ 1,339	$ 8,876	15.1%	$ 3,889	$ 19,016	20.5%
Less:						
Net tax impact from stock-based compensation	(276)			(1,230)		
Adjusted pro forma (excluding windfall tax benefits)	$ 1,063	$ 8,876	12.0%	$ 2,659	$ 19,016	14.0%

2022 ADJUSTED PRO FORMA EFFECTIVE TAX RATE

(dollar amounts in thousands)	Thirteen Weeks Ended September 28, 2022 Income Tax Expense (Benefit)	Thirteen Weeks Ended September 28, 2022 Income (Loss) Before Income Taxes	Thirteen Weeks Ended September 28, 2022 Effective Tax Rate	Thirty-Nine Weeks Ended September 28, 2022 Income Tax Expense (Benefit)	Thirty-Nine Weeks Ended September 28, 2022 Income Before Income Taxes	Thirty-Nine Weeks Ended September 28, 2022 Effective Tax Rate
As reported	$ (1,508)	$ (3,819)	39.5%	$ (5,098)	$ (19,994)	25.5%
Non-GAAP adjustments (before tax):						
Debt offering related costs	-	-		-	-	
Revolving Credit Facility amendment-related costs	-	-		-	-	
Legal settlement	-	-		-	6,750	
Gift Card Adjustment	-	-		-	(1,281)	
Tax effect of non-GAAP adjustments and assumed exchange of outstanding LLC Interests	11			922	-	
Adjusted pro forma	$ (1,497)	$ (3,819)	39.2%	$ (4,176)	$ (14,525)	28.8%
Less:						
Net tax impact from stock-based compensation	(30)			(453)	-	
Adjusted pro forma (excluding windfall tax benefits)	$ (1,527)	$ (3,819)	40.0%	$ (4,629)	$ (14,525)	31.9%

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INVESTOR CONTACT Melissa Calandruccio, ICR Michelle Michalski, ICR (844) Shack-04 (844-742-2504) investor@shakeshack.com MEDIA CONTACT Meg Davis, Shake Shack mcastranova@shakeshack.com CONTACT INFORMATION